Exhibit 10.3

Amendment No. 1 to the
Executive Employment Agreement
Between Track Group, Inc. and Derek Cassell
Dated December 1, 2016

THIS AMENDMENT NO. 1 to that certain Executive Employment Agreement by and between Track Group, Inc. (the “Company”) and Derek Cassell (the “Executive”) entered into as of February 13, 2017.

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement dated December 1, 2016 (the “Employment Agreement”);

WHEREAS, the Company and the Executive desire to amend one provision of the Employment Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Paragraph 3B. of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“B.
Subject to approval by the Board of Directors, you will be issued 60,000 unregistered restricted shares of Company common stock (the “Shares”). The Shares shall bear an applicable restrictive legend. The Shares shall vest as follows: (i) fifty percent (50%) of the Shares shall vest immediately upon issuance, and (ii) the remaining Shares shall vest on March 30, 2018. In the event of Executive’s death or permanent disability all of the Shares shall immediately vest. Prior to the transfer or any of the Shares during any period during which the Shares are not registered by the Company under an effective registration statement filed pursuant to the Securities Act of 1933, as amended, Executive shall comply with all laws and regulations for the transfer of restricted shares, as well as the Company’s trading policies and procedures as set forth in the Corporate Governance Manual. The Company covenants that in the event it proposes to file a registration statement to register shares with the U.S. Securities and Exchange Commission (“SEC”) and the Shares would be eligible for registration on such registration statement, the Company, with Executive’s written consent, shall include the Shares in such registration statement.

In the event Executive’s employment with the Company is terminated before all of the Shares are vested, Executive shall forfeit any unvested Shares.”

2. Exhibit “A” of the Employment Agreement is deleted in its entirety.

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to the Executive Employment Agreement between Track Group, Inc. and Derek Cassell dated December 1, 2016, in the case of the Company by its duly authorized officer, as of the day and year first above written.

TRACK GROUP, INC.	EXECUTIVE

By:___________________________	___________________________
Guy Dubois	Derek Cassell
Chief Executive Officer
Chairman of the Board